CERTIFICATION OF
                           CHIEF EXECUTIVE OFFICER AND
                             CHIEF FINANCIAL OFFICER
                       PURSUANT TO 18 U.S.C. SECTION 1350

In connection with the accompanying Yearly Report on Form 10-KSB of Genesis Realty Group, Inc. for the year ending December 31, 2001, I, Jeffrey Glick, Chief Executive Officer and Chief Financial Officer of Genesis Realty Group, Inc. hereby certify pursuant to 18 U.S.C. Section 1350, as adopted pursuant to section 906 of the Sarbanes-Oxley Act of 2002, to the best of my knowledge and belief, that:

     1. Such Yearly Report of Form 10-KSB for the year ending December 31, 2001, fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

     2. The information contained in such Yearly Report on Form 10-KSB for the year ended December 31, 2001, fairly represents in all material respects, the financial condition and results of operations of Genesis Realty Group, Inc.

Dated:    January 10, 2005

Genesis Realty Group, Inc.

By:  /s/ Jeffrey Glick
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Chief Executive Officer
Chief Financial Officer